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                                                                    Exhibit 23.A


                        [Arthur Andersen LLP Letterhead]

October 31, 1997

Mr. Paul G. Sebetic
Chief Financial Officer
TII Industries, Inc.
1385 Alcron Street
Copiague, New York 11726-2996


Dear Mr. Sebetic:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Very truly yours,


/s/ Arthur Andersen LLP
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